UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 20, 2019

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2019, One Stop Systems, Inc., a Delaware corporation (the “Company”) entered into a binding commitment letter with each of Kenneth Potashner, a director of the Company, and Steve Cooper, its President and Chief Executive Officer (the “Binding Commitment Letters”), pursuant to which each person agreed to loan the Company up to $2,000,000 for an aggregate commitment amount of up to $4,000,000 (the “Loans”).

Funding on either of the Loans may be called at the sole discretion of the Company upon at least 10 business days’ written notice to such lender in such amounts as the Company determines in its sole discretion. At execution of the Binding Commitment Letters, no portions of the Loans have been funded. The Binding Commitment Letters are valid until April 1, 2020.

The lenders are entitled to a 1.0% origination fee earned at execution of the Binding Commitment Letters and payable to the lender in cash or, at the discretion of the Company, in shares of the Company’s common stock valued at the fair market value of the Company’s common stock on the date hereof, payable at the time of funding. Lender will also be provided 10% warrant coverage on the amounts funded under the Loan, priced at the fair market value of the Company’s common stock on the date of such funding. A monthly loan commitment fee of 0.25% of the Loan will accrue and be payable to the lender on the later of (i) the end of the term of the Binding Commitment Letters, (ii) upon funding the Loan, or (iii) upon termination of the Binding Commitment Letter by the Company. The commitment fee will be payable in cash or, at the discretion of the Company, in shares of the Company’s common stock. In the event the Company enters into any loan agreement granting a senior secured interest in the Company’s assets, the outstanding Loans shall be paid in full concurrent with the closing of such agreement.

The Company may terminate the Binding Commitment Letters at any time upon notice to such lender.

The Loans, when and if funded, will be made pursuant to senior secured promissory notes with an interest rate of 9.5% per annum, a maturity date of 24 months from date of execution, and payable in consecutive monthly installments during the life of said notes on the fifteenth day of each month. The Company may prepay all or a portion of the Loans without penalty. The obligations of the Company under the Loans will be secured by first priority security interests in all of the Company’s assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: March 21, 2019	By:	/s/ Steve Cooper
Steve Cooper
President and Chief Executive Officer